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THE JAPAN EQUITY FUND, INC.
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The Japan Equity Fund, Inc. October 2013 Aberdeen Asset Management In the United States, Aberdeen Asset Management (AAM) is the marketing name for the following affiliated, registered investment advisers: Aberdeen Asset Management Inc., Aberdeen Asset Managers Ltd, Aberdeen Asset Management Ltd and Aberdeen Asset Management Asia Ltd, each of which is wholly owned by Aberdeen Asset Management PLC. "Aberdeen" is a U.S. registered service mark of Aberdeen Asset Management PLC. For professional use only – Not for Public distribution

Agenda Organization and investment team Investment philosophy and process Appendices Aberdeen Asset Management PLC – Assets Under Management Aberdeen Asset Management - Strategic fit Aberdeen North American closed-end funds Japan equities Fund performance Example company research note 1

Regarding this presentation and all statements made in relation to this presentation: Aberdeen Asset Management Inc. has prepared this presentation based on information sources believed to be accurate and reliable. However, neither the Fund, Aberdeen Asset Management Asia Limited (the Investment Manager), nor any other person guarantees their accuracy. There can be no assurance that the expectations and anticipated strategies discussed will be met. Closed-end funds are traded on the secondary market through one of the stock exchanges. The Fund’s investment return and principal value will fluctuate so that an investor’s shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) the net asset value (NAV) of the fund’s portfolio. There is no assurance that the Fund will achieve its investment objective. Past performance does not guarantee future results.  2

Organization and investment team 3

Regional asset breakdown Client assets invested in Asia Source: Aberdeen Asset Management, 28 Jun 13. * Includes global/regional allocations. ** Advised in Singapore. # Includes Assets Under Management (AUM) of both feeder and underlying funds within the same strategy Asia Pacific ex Japan Equity 79% Asia Pacific Fixed Income 14% Japan Equity 6% Asian Property 1% US$ billion Asia Pacific ex Japan Equity 95.5* Japan Equity 7.4*^ Asia Pacific Fixed Income 16.2 Asian Property 1.6** Total 120.7 ^ Includes US$2.3bn# and US$543m invested in Japan Equity and Japan Small Cap Equity strategies respectively 4

Asia Pacific equity team Highly experienced and stable; team of 41 covering region from six offices Broad mix of nationalities, cultures, qualifications and experience Generalist approach; managers also responsible for company research Please refer to appendices for details We cultivate a team, not stars

Pan Asia equity team

Name	Title/Responsibilities	Location	Yrs Exp	Yrs at Firm*	Degrees/Designations	Sponsoring Body/School
Hugh Young	Managing Director	Singapore	32	28	BA Politics	Exeter University
Flavia Cheong	Investment Director	Singapore	22	17	MA Economics, CFA	Auckland University
Chou Chong	Investment Director	Singapore	19	19	MA Accounting & Finance, CFA	London School of Economics
Mark Daniels	Investment Director	Sydney	28	28	BA Economics	University College, Cardiff
Gerald Ambrose	Chief Executive Officer Malaysia	Kuala Lumpur	26	8	MA Land Economy	Cambridge University
Robert Penaloza	Head of Australian Equities	Sydney	16	16	BA of Business	Northern Territory University Australia
Chern-Yeh Kwok	Head of Investment Management	Tokyo	9	8	MA Finance	London Business School
Adithep Vanabriksha	Chief Investment Officer Thailand	Bangkok	22	11	MBA	Boston University
Nicholas Yeo	Director and Head of Equities Hong Kong	Hong Kong	13	13	MSc Financial Mathematics, CFA	Warwick Business School
Andrew Gillan	Senior Investment Manager	Singapore	13	13	MA French & European History	Edinburgh University
Adrian Lim	Senior Investment Manager	Singapore	20	12	BAcc & Finance, CFA	Nanyang Technological University
Michelle Lopez	Senior Investment Manager	Sydney	9	9	BA Applied Finance, CFA	Macquarie University
Andrew Preston	Senior Investment Manager	Sydney	29	29	BA Economics & Oriental Studies	University of Melbourne
Christopher Wong	Senior Investment Manager	Singapore	19	12	BA Accounting & Finance, CFA	Heriot Watt University
Kristy Fong	Investment Manager	Singapore	9	9	BAcc, CFA	Nanyang Technological University
Pruksa Iamthongthong	Investment Manager	Singapore	6	6	BA Business Administration	Chulalongkorn University
Bharat Joshi	Investment Manager	Kuala Lumpur	7	6	BSc (Hons) Mathematics	Warwick University
Orsen Karnburisudthi	Investment Manager	Bangkok	22	7	MBA Finance Management	Massachusetts Institute of Technology
Keita Kubota	Investment Manager	Tokyo	7	7	Bachelor of Laws (LLB)	Ritsumeikan University
Yoojeong Oh	Investment Manager	Singapore	10	8	MEng Engineering, Economics and Management, CFA	University of Oxford
Ratanawan Saengkitikomol	Investment Manager	Bangkok	15	7	MS Finance	Royal Melbourne Institute of Technology
Natalie Tam	Investment Manager	Sydney	10	8	BA in Commerce, CFA	University of NSW
James Thom	Investment Manager	Singapore	14	3	MBA	INSEAD

Source: Aberdeen Asset Management PLC, 30 Jun 13
* May include years with acquired firms
CFA® and Chartered Financial Analyst® are trademarks owned by CFA Institute. Includes affiliated persons operating under inter-company agreement

6

Aberdeen

Pan Asia equity team

Name	Title/Responsibilities	Location	Yrs Exp	Yrs at Firm*	Degrees/Designations	Sponsoring Body/School
Kathy Xu	Investment Manager	Hong Kong	6	6	MSc Economics	University of Hong Kong
David A. Smith	Head of Corporate Governance	Singapore	7	2	Ph.D Corporate Governance	University of Nottingham
Nicholas Chui	Assistant Investment Manager	Hong Kong	2	2	Bachelor of Accountancy	Singapore Management University
Ai Mee Gan	Assistant Investment Manager	Singapore	4	4	BSc Information Systems	University of Melbourne
Louis Lu	Assistant Investment Manager	Singapore	5	5	MPP Economics	National University of Singapore
Andrew San	Assistant Investment Manager	Kuala Lumpur	4	4	BA Commerce	University of New South Wales
Frank Tian	Assistant Investment Manager	Hong Kong	5	5	BSc Economics	London School of Economics
Evan Cheah	Investment Analyst	Kuala Lumpur	5	2	BSc Economics	University of York
Sandy Lim	Assistant Investment Manager	Tokyo	3	3	MBA, CFA	International University of Japan
Mohd Najman Md Isa	Investment Analyst	Kuala Lumpur	4	2	BEng in Civil Engineering & BCom in Finance	University of Melbourne
Jolynn Kek	Investment Analyst	Kuala Lumpur	2	2	BSc (Hons) Applied Accounting	Oxford Brookes University
Marco Lo Blanco	Investment Analyst	Sydney	1	1	BA of Commerce	University of Sydney
Yuki Meyer	Investment Analyst	Tokyo	3	3	MSc Finance	London School of Economics
Kei Okamura	Investment Analyst	Tokyo	7	1	BA International Relations & French	Tufts University
Thomas Reeves	Investment Analyst	Singapore	4	3	MSc International Management	University of London
Camille Simeon	Investment Analyst	Sydney	15	5	Bachelor of Business	University of Technology
Chhai Ung	Investment Analyst	Sydney	6	3	BA of Commerce/BA of Laws	University of Sydney
Pochara Thimasan	Investment Analyst	Bangkok	3	<1	MS Finance/MA Economics	University of San Francisco/Chulalongkorn University

Source: Aberdeen Asset Management PLC, 30 Jun 13
* May include years with acquired firms
Includes affiliated persons operating under inter-company agreement

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Aberdeen

Investment philosophy and process

Investment philosophy and approach We believe that, over the long term, share prices reflect underlying business fundamentals We seek to identify what we believe are ‘best ideas’ at reasonable/cheap valuations via company visits We view risk as investing in a poor quality company and/or overpaying, and not benchmark-relative Emphasis on collective wisdom of team(s), not stars We do not trade, but invest for the long term – and only in companies that we believe that we understand and can value

Investible universe Japan equities Managing Japan portfolios since 1989 Non-benchmark stock ideas sourced via desk research, broker recommendations, Initial Public Offerings (IPOs), etc Over 290* meetings with Japanese companies in 2012 Source: Aberdeen Asset Management, 30 Jun 13 * either in person or via conference call, Dec 2012 Core universe Topix IPOs Non-benchmark stocks

Investment process Investment process is consistent across all equities, regardless of mandates and client type Step 1: Quality Pass or fail? Business strategy Management Financials Transparency Shareholders’ interests Aberdeen universe of stocks Price/earnings Price to cash flow Price to book Return on Equity (ROE) Dividend Yield Step 2: Valuation Cheap or expensive? Step 3: Portfolio construction Risk controls Model portfolio Company visit note Revisit Watch list Monitor EQ-GEM-111 010413

Step 1: quality Pass or fail? Business prospects/strategy Evidence of industry growth, clear strategy and execution Management team Motivation, experience, and track record: do we trust individuals in charge Financials Strength of balance sheet, transparent Transparency Clean company structure, visible earnings, clear annual report Commitment to shareholder value Company is run for shareholders, not managers or controlling interests Only companies satisfying quality criteria enter Aberdeen universe

Step 2: price Cheap or expensive? Valuation: price/earnings ratios, price/cashflow, net asset value, dividend yield Different criteria depending on sector/industry Cross-border and industry comparisons Focus on downside; are risks in the price? Simple forward modelling of each investment prospect Prefer straightforward, focused businesses, with good management

What we look for – The company note Every company visit requires a note Writing the note leads to decision, not vice versa Ranking system: quality then price The value of an audit trail Please refer to appendices for further details Group wide system rating Formal background Usually conservative vs market consensus Key ratios The bottom line – Buy/sell/ avoid/result etc Relative performance Dilution? Prerequisite for new holding Who is behind the company? Key ratios

Step 3: typical portfolio construction Stocks that pass our quality screens comprise the Aberdeen universe A new portfolio is automatically based on the existing country model Exact weightings/allocations are refined by team at bi-weekly meeting Factors considered are portfolio objective, geographical remit, liquidity, mandate constraints Bottom-up approach; top-down factors are mainly a sense check New holdings typically introduced at 1 - 2% Individual stocks capped at absolute 10% of portfolio

Potential sell triggers Monitor Deterioration in quality Discovery of dishonesty/fraud Changes at senior management level Loss of business focus/direction Industry factors – eg new competition, product obsolescence Deterioration in value When price increases outpace growth potential Other better-priced stock alternatives emerge Corporate activity Take-over, mergers and acquisitions etc Instinctively contrarian to market momentum ie much of turnover is top-slicing on price strength or topping-up on price weakness (assuming fundamentals unchanged). Actual name changes within portfolio are relatively few

Risk controls Investment risk management Portfolio risk Monitor companies daily, review results quarterly, aim to visit holdings every six months* Maintain in-house guidelines for country, sector and stock limits Regularly review portfolio characteristics Independent team in Aberdeen reports on consistency of portfolio positioning, reviewed monthly with the investment manager and by group performance committee Operational risk management Separate central trading Instruction, execution and settlement are discrete functions Compliance/internal audit procedures Regular internal audit visits, local and global compliance Regular brokerage/third party reviews Use of brokers/commissions etc is reviewed quarterly Open plan culture, collective responsibility * either in person or via conference call

Asian and Japanese Equities Aberdeen has extensive experience in managing Asian and Japanese equities Both regional and single country mandates Currently manages a Japanese equity fund, a Luxembourg domiciled open-end fund Aberdeen Global — Japanese Equity Fund (“Aberdeen Japanese Equity Fund”)* http://www.aberdeen-asset.lu/doc.nsf/Lit/FactsheetGlobalJapaneseEquity ** The Fund is expected to be managed utilizing the same investment strategy as that used for the Aberdeen Japanese Equity Fund * The Aberdeen Global — Japanese Equity Fund is not a U.S. registered investment company and is not subject to certain limitations, diversification requirements and other restrictions imposed under the Investment Company Act of 1940 and the Internal Revenue Code to which the Fund is subject and which, if applicable to the Aberdeen Global — Japanese Equity Fund, may have adversely affected its performance. The Aberdeen Global — Japanese Equity Fund is similar to the Fund in that both invest in equity securities of Japanese companies. In addition, the Fund and the Aberdeen Global — Japanese Equity Fund have differing fees and expenses. Shareholders of the Fund should not rely on the performance data of the Aberdeen Global — Japanese Equity Fund as an indication of the future performance of the Fund under Aberdeen’s management. This is not an offer to sell shares of the Aberdeen Global — Japanese Equity Fund, which is not offered for sale to U.S. persons and is not sold in the U.S. ** The information on the website referred to above is not a part of or incorporated by reference into this presentation or the proxy statement

We believe our competitive advantage is Dedicated investing in Asia since 1985 Experienced and cohesive team Robust investment process Disciplined and consistent Our regional equity team always meets and interviews a company before investing Proprietary research/visit note gives deeper insights, differentiates us from peers Independence: Not compelled to own stocks that fail our screens

Appendices

Aberdeen Asset Management PLC Aberdeen PLC: Publicly traded, founded in 1983 via a management buyout Market capitalization: $7.0 billion*, FTSE 100** company Employee ownership: Staff owns 5.4%*** Aberdeen Asset Management PLC, assets under management, 30 Jun 13 1. Multi-Manager, Multi-Assets, Indexed Equities, Private Equity, and Fund of Hedge Funds * 30 Jun 13 – Source: Factset ** 30 Jun 13 *** Employee ownership as of 30 Jun 13. Staff holdings shown fully diluted Figures may appear not to add due to rounding Aberdeen PLC AUM $317.9bn Property AUM $27.3bn Equity AUM $178.9bn Aberdeen Solutions1 AUM $41.5bn Fixed Income AUM $70.2bn

Aberdeen Asset Management - Strategic Fit Aberdeen Asset Management PLC Source: Aberdeen Asset Management, 30 June 13. * Includes global/regional allocations

North American closed-end funds

- 15 closed-end funds (2 Sub-advised) with AuM of approximately $5.6bn
- Closed-end funds viewed as a core area of US business
- Actively seek growth and new business opportunities in US closed-end fund sector
  - Appointed Manager for 4 funds in last 2 years (SGF, IFN, GRR, GCH)
  - New US fund launches in 2004 and 2006 (FAM, FEO) - $610mm*)
- Natural complement to existing singe country and Asia-Pacific focussed funds

Name	Ticker	AuM ($M) June 30, 2013	Description
Aberdeen Asia-Pacific Income Fund, Inc.	FAX	2,418	Asia & Australia Fixed Income
Aberdeen Global Income Fund, Inc.	FCO	153	Global Fixed Income
Aberdeen Asia Pacific Income Investment Company Limited	FAP**	431	Asia & Australia Fixed Income
[1]Aberdeen Australia Equity Fund, Inc.	IAF	192	Australian Equity
Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.	ETF	181	Emerging Market Small Cap Equity
Aberdeen Israel Fund, Inc.	ISL	71	Israel Equity
Aberdeen Latin America Equity Fund, Inc.	LAQ	257	Latin American Equity
[1]Aberdeen Chile Fund, Inc.	CH	120	Chilean Equity
Aberdeen Indonesia Fund, Inc.	IF	127	Indonesian Equity
[2]Aberdeen Singapore Fund, Inc.	SGF	111	Singaporean Equity
The Asia Tigers Fund, Inc.	GRR	51	Asia-Pacific Equity
The India Fund, Inc.	IFN	853	Indian Equity
The Greater China Fund, Inc.	GCH	106	Greater China Equity
First Trust/Aberdeen Global Opportunity Income Fund	FAM***	377	Global and Emerging Market Fixed Income
First Trust/Aberdeen Emerging Opportunity Fund	FEO***	118	Emerging Market Equity and Fixed Income
Total		**5,566**	

Source Aberdeen Asset Management, 30 Jun 13
* At time of launch
** Canadian Closed-End Fund
*** Funds are sub-advised by Aberdeen

[1]Investors should consider a fund's investment objectives, risks, charges and expenses carefully before investing. A copy of the prospectus for the Aberdeen Australia Equity Fund, Inc. and the Aberdeen Chile Fund, Inc. that contains this and other information about the fund may be obtained by calling 800-522-5465. Please read the prospectus carefully before investing. Investing in funds involves risk, including possible loss of principal.

[2]As of 11/1/2013 , fund name changed from The Singapore Fund, Inc.

23

Aberdeen

The company note (I) Dilution ‘If options aren’t an expense, then what are they?’ Warrants, too We always fully dilute Group wide system rating Formal background Usually conservative vs market consensus Key ratios The bottom line – Buy/sell/ avoid/result etc Relative performance Dilution? Prerequisite for new holding Who is behind the company? Key ratios Dilution?

The company note (II) Management and corporate governance Honesty, transparency, integrity In whose interests does the board manage? Treatment of minorities is critical Family-run companies can be saints or sinners Owners often like dividends – which can be tax-efficient Separate check on socially responsible investing What did we learn about the business, industry, etc during the meeting? X-regional comparison, where necessary Level of independence, who are the outsiders? Alignment with shareholders? How do they evaluate themselves? The ‘feel’ factor How does the FM who saw the company justify forecasts? Versus the market, sector etc How do we value the company? What do we think it is worth? Any ‘funnies’ Varies between countries, important for asset heavy companies Guarantees, lawsuits, derivatives, etc Are tax rates unusually low/high If so, why? Excess short-term or forex borrowing? Does OCF differ from profit? Free cash flow? Level of independence, who are the outsiders? Alignment with shareholders? How do they evaluate themselves? The ‘feel’ factor

The company note (III) Accounting policies Focus on exceptional and non-recurring items Cross-border comparisons essential Move to global accounting standards a plus Any ‘funnies’ Varies between countries, important for asset heavy companies Guarantees, lawsuits, derivatives, etc Are tax rates unusually low/high If so, why? What did we learn about the business, industry, etc during the meeting? X-regional comparison, where necessary Level of independence, who are the outsiders? Alignment with shareholders? How do they evaluate themselves? The ‘feel’ factor How does the FM who saw the company justify forecasts? Versus the market, sector etc How do we value the company? What do we think it is worth? Any ‘funnies’ Varies between countries, important for asset heavy companies Guarantees, lawsuits, derivatives, etc Are tax rates unusually low/high If so, why? Excess short-term or forex borrowing? Does OCF differ from profit? Free cash flow?

The company note (IV) Balance sheet/cash flow Simple forecast of sales/earnings Focus on consistency of free cashflow and how it is used Excess short-term or forex borrowing? Does OCF differ from profit? Free cash flow? What did we learn about the business, industry, etc during the meeting? X-regional comparison, where necessary Level of independence, who are the outsiders? Alignment with shareholders? How do they evaluate themselves? The ‘feel’ factor How does the FM who saw the company justify forecasts? Versus the market, sector etc How do we value the company? What do we think it is worth? Any ‘funnies’ Varies between countries, important for asset heavy companies Guarantees, lawsuits, derivatives, etc Are tax rates unusually low/high If so, why? Excess short-term or forex borrowing? Does OCF differ from profit? Free cash flow?

Disclaimer IMPORTANT INFORMATION PAST PERFORMANCE IS NOT AN INDICATION OF FUTURE RESULTS This presentation should be accompanied by the Proxy Statement of The Japan Equity Fund, Inc. dated November 5, 2013. The information in this presentation should be considered in conjunction with the Proxy Statement. This presentation is solely the responsibility of Aberdeen Asset Management Inc. International investing entails special risk considerations, including currency fluctuations, lower liquidity, economic and political risks, and differences in accounting methods. There are also risks associated with investing in Asian countries. Concentrating investments in a single country subjects the Fund to more volatility and greater risk of loss than geographically diverse funds. Closed-end funds are traded on the secondary market through one of the stock exchanges. The Fund’s investment return and principal value will fluctuate so that an investor’s shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) the net asset value (NAV) of the fund’s portfolio. There is no assurance that the Fund will achieve its investment objective. The above is for informational purposes only and should not be considered as an offer, or solicitation, to deal in any of the investments mentioned herein. Aberdeen Asset Management (AAM) does not warrant the accuracy, adequacy or completeness of the information and materials contained in this document and expressly disclaims liability for errors or omissions in such information and materials. Any research or analysis used in the preparation of this document has been procured by AAM or its affiliates for their own use and may have been acted on for their own purpose. The results thus obtained are made available only coincidentally and the information is not guaranteed as to its accuracy. Some of the information in this document may contain forecast or other forward looking statements regarding future events of countries, markets or companies. These statements are only offered as opinion and are not reflective of potential performance, are not guaranteed and actual events or results may differ materially. The reader must make his/her own assessment of the relevance, accuracy and adequacy of the information contained in this document, and make such independent investigations, as he/she may consider necessary or appropriate for the purpose of such assessment. Any opinion or estimate contained in this document is made on a general basis and is not to be relied on by the reader as advice. Neither AAM nor any of its agents have given any consideration to nor have they made any investigation of the investment objectives, financial situation or particular need of the reader, any specific person or group of persons. Accordingly, no warranty whatsoever is given and no liability whatsoever is accepted for any loss arising whether directly or indirectly as a result of the reader, any person or group of persons acting on any information, opinion or estimate contained in this document. AAM reserves the right to make changes and corrections to its opinions expressed in this document at any time, without notice. In the United Sates, AAM the marketing name for the following affiliated, registered investment advisers: Aberdeen Asset Management Inc., Aberdeen Asset Managers Ltd, Aberdeen Asset Management Ltd and Aberdeen Asset Management Asia Ltd, each of which is wholly owned by Aberdeen Asset Management PLC. “Aberdeen” is a U.S. registered service mark of Aberdeen Asset Management PLC. Aberdeen Asset Management Inc. 1735 Market Street, 32nd Floor Philadelphia, PA 19103 Telephone: (800) 485-2294 www.aberdeen-asset.us © 2013, Aberdeen Asset Management Inc.